UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Liberté Investors Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIBERTÉ INVESTORS INC.
200 Crescent Court, Suite 1365
Dallas, Texas 75201

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Liberté Investors Inc. to be held on November 6, 2003, at 10:30 a.m., local time, at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas 75201. Enclosed are a notice to stockholders, a Proxy Statement describing the business to be transacted at the meeting, a form of proxy for use in voting at the meeting and the Company’s annual report to stockholders for the fiscal year ended June 30, 2003, including financial statements.

     At the annual meeting, you will be asked (i) to elect seven directors of the Company, (ii) to ratify the selection of KPMG LLP as the independent auditors for the Company for the fiscal year ending June 30, 2004, and (iii) to act upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

     We hope that you will be able to attend the annual meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Even if you do not plan to attend, please complete, sign, date and return the enclosed proxy as promptly as possible. It is important that your shares be represented at the meeting.

Very truly yours,

/s/ Gerald J. Ford

Gerald J. Ford Chairman of the Board
Dallas, Texas October 4, 2003

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage paid envelope. Returning your proxy will help the Company assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the meeting may vote in person even if he or she has returned the proxy.

PROXY STATEMENT
INTRODUCTION
SOLICITATION AND REVOCABILITY OF PROXIES
VOTING AND QUORUM
PROPOSAL ONE — ELECTION OF DIRECTORS
PROPOSAL TWO — SELECTION OF INDEPENDENT AUDITORS
EXECUTIVE OFFICERS
MEETINGS AND COMMITTEES OF DIRECTORS
INFORMATION REGARDING INDEPENDENT AUDITORS AND RELATED MATTERS
MANAGEMENT COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DIRECTOR AND OFFICER INDEMNIFICATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ADDITIONAL INFORMATION
PROXY

LIBERTÉ INVESTORS INC.
200 Crescent Court, Suite 1365
Dallas, Texas 75201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 6, 2003

     PLEASE TAKE NOTICE THAT the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) of Liberté Investors Inc., a Delaware corporation (the “Company”), will be held on November 6, 2003, at 10:30 a.m., local time, at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas 75201, to consider and vote on the following matters:

(1)	Election of seven directors of the Company to serve until the next Annual Meeting of the Company’s stockholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal from office;

(2)	Ratification of the selection of KPMG LLP as independent auditors of the Company for the fiscal year ending June 30, 2004; and

(3)	Such other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

     The close of business on September 23, 2003 has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting. Only holders of record of the Company’s common stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for the ten days preceding the Annual Meeting at the offices of the Company, 200 Crescent Court, Suite 1365, Dallas, Texas 75201, and at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy as promptly as possible. You may revoke your proxy at any time before the shares to which it relates are voted at the Annual Meeting.

By Order of the Board of Directors,

/s/ Ellen V. Billings

Ellen V. Billings Secretary
Dallas, Texas October 4, 2003

Liberté Investors Inc.
200 Crescent Court, Suite 1365
Dallas, Texas 75201
(214) 871-5935

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 6, 2003

INTRODUCTION

     This Proxy Statement is furnished to stockholders of Liberté Investors Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on November 6, 2003, at 10:30 a.m., local time, at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas 75201, to consider and vote on the following matters:

(1)	Election of seven directors of the Company to serve until the next Annual Meeting of the Company’s stockholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal from office;

(2)	Ratification of the selection of KPMG LLP as independent auditors of the Company for the fiscal year ending June 30, 2004; and

(3)	Such other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

     The date of this Proxy Statement is October 4, 2003. This Proxy Statement and Proxy were first mailed to stockholders of the Company on or about October 4, 2003.

     The Company’s principal offices are located at 200 Crescent Court, Suite 1365, Dallas, Texas 75201.

SOLICITATION AND REVOCABILITY OF PROXIES

     The Board of Directors of the Company requests your Proxy for use at the Annual Meeting to be held on November 6, 2003, at 10:30 a.m., local time, at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas 75201, and at any adjournment or postponement of the Annual Meeting. By signing and returning the enclosed Proxy, you authorize the persons named on the Proxy to represent you and to vote your shares at the Annual Meeting in accordance with the instructions thereon.

     If you attend the Annual Meeting, you may vote in person. If you hold your shares in “street name,” that is through a broker or other custodian, you will have to bring a copy of a brokerage or other nominee statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed Proxy or are represented by another proxy. You may revoke the enclosed Proxy at any time before it is exercised at the Annual Meeting by (a) signing and submitting a later-dated proxy to the Secretary of the Company, (b) delivering written notice of revocation of the Proxy to the Secretary of the Company or (c) voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the persons named on the Proxies will be voted at the Annual Meeting.

     This solicitation of proxies is made by the Board of Directors and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company may also request brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of common stock held of record by such brokerage firms, custodians, nominees and fiduciaries. The Company will bear the cost of soliciting its proxies, including the expenses of distributing its proxy materials. The Company will reimburse brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of common stock held of record by such brokerage firms, custodians, nominees and fiduciaries.

VOTING AND QUORUM

     The only outstanding voting securities of the Company are its shares of common stock, par value $.01 per share. On September 23, 2003, the record date for the Annual Meeting, there were 20,589,430 shares of common stock outstanding and entitled to be voted at the Annual Meeting. Only stockholders of record on September 23, 2003 are entitled to notice and to vote at the Annual Meeting.

     Each outstanding share of common stock is entitled to one vote. The presence, in person or by proxy, of a majority of the shares of common stock outstanding on the record date will constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Annual Meeting had a quorum originally been present. However, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting. Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Annual Meeting. The persons named on the Proxies intend to vote in favor of any motion to adjourn the Annual Meeting to a subsequent day if, prior to the Annual Meeting, such persons have not received sufficient Proxies to approve the proposals described in this Proxy Statement. If such a motion is approved but sufficient Proxies are not received by the time set for the resumption of the Annual Meeting, this process will be repeated until sufficient Proxies to vote in favor of the proposals to be presented to the stockholders at the Annual Meeting have been received or it appears that sufficient Proxies will not be received. Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received voting instructions with respect to a particular item.

     Some of the Company’s stockholders hold their shares in “street name.” “Street name” means that the shares are registered in their brokers’, banks’ or other nominee holders’ names rather than in the stockholders’ own names. In addition to the proxy solicitation materials that the Company has provided to the street name holder, the street name holder should provide to you the street name holder’s own request for voting instructions. By completing the voting instruction card, you may direct your street name holder how to vote your shares. Alternatively, if you want to vote your street name shares at the Annual Meeting, you must contact your broker directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares at the Annual Meeting.

     The election of directors requires the affirmative vote of a plurality of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting. In the election of Directors, votes may be cast in favor of or withheld with respect to each nominee. Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular nominee.

     Approval of Proposal Number 2 requires the affirmative vote of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting. With regard to approval of Proposal Number 2 votes may be cast for or against the proposal, or you may affirmatively abstain from voting. Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, an abstention will have the same effect as a vote against the approval of Proposal Number 2, and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of Proposal Number 2. If Proposal Number 2 for the appointment of KPMG LLP as the Company’s independent auditors is not ratified at the Annual Meeting, the Board of Directors will consider the appointment of other independent auditors. The Board of Directors may terminate the appointment of KPMG LLP as independent auditors without the approval of the Company’s stockholders whenever the Board of Directors deems termination necessary or appropriate.

PROPOSAL ONE — ELECTION OF DIRECTORS

     The Board of Directors has designated Messrs. Gerald J. Ford, Donald J. Edwards, Gene H. Bishop, Harvey B. Cash, Jeremy B. Ford, Edward W. Rose, III, and Gary Shultz as nominees for election as directors of the Company at the Annual Meeting. If elected, each nominee will serve until the expiration of his term at the 2004 Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal from office.

     The following table provides information concerning the director nominees of the Company:

Name	Age	Position

Gerald J. Ford	59	Chairman of the Board of Directors and Director
Donald J. Edwards	37	President, Chief Executive Officer and Director
Gene H. Bishop	73	Director
Harvey B. Cash	64	Director
Jeremy B. Ford	29	Director
Edward W. Rose, III	62	Director
Gary Shultz	61	Director

     The directors are elected for one-year terms. A brief biography of each director nominee follows:

     Gerald J. Ford has been the Chairman of the Board of Directors and a director of the Company since its formation in August 1996. Mr. Ford served as the Company’s Chief Executive Officer from the Company’s formation until July 2002. Mr. Ford also serves on the Company’s Compensation Committee. Mr. Ford is also a director of Americredit Corp., Freeport-McMoRan Copper & Gold Inc. and McMoRan Exploration Co. He serves as Chairman of the Board of Trustees of Southern Methodist University (“S.M.U.”) and as a trustee of Southwestern Medical Foundation. Mr. Ford was the Chairman of the Board, Chief Executive Officer and a director of Golden State Bancorp Inc., a holding company whose primary asset was its indirect ownership of California Federal Bank, from September 1998 until it was sold in November 2002. Mr. Ford received his B.A. degree from S.M.U. in 1966 and his J.D. degree from

S.M.U. Dedman School of Law in 1969. In 1995, he was named a Distinguished Alumni of S.M.U. He is the father of Jeremy B. Ford, a director of the Company, who is also employed by the Company.

     Donald J. Edwards has served as a director, President and Chief Executive Officer of the Company since July 2002. Prior to his association with the Company, Mr. Edwards served as a Principal in GTCR Golder Rauner (“GTCR”), a Chicago-based private equity firm with over $4 billion in capital under management, since 1994. Prior to joining GTCR, Mr. Edwards was an associate at Lazard Freres & Co. During Mr. Edwards’ career at GTCR and Lazard Freres & Co., he obtained extensive experience analyzing, structuring, and managing investments in and acquisitions of numerous companies. Mr. Edwards holds a B.S. degree in finance from the University of Illinois and an M.B.A. from Harvard Business School where he was a Baker Scholar.

     Mr. Edwards has been nominated pursuant to the terms of his employment agreement with the Company, which requires the Company to use commercially reasonable efforts to cause the election of Mr. Edwards to the Board of Directors of the Company during any period in which he serves as an employee of the Company.

     Gene H. Bishop has served as a director of the Company since its formation in April 1996. Mr. Bishop also serves on the Company’s Compensation and Audit Committees. Mr. Bishop served as a trustee of the Company’s predecessor, Liberté Investors, a Massachusetts business trust from its formation in June 1969 until it was terminated in connection with the formation of the Company. From November 1991 until his retirement in October 1994, Mr. Bishop served as the Chairman and Chief Executive Officer of Life Partners Group, Inc., a life insurance holding company. From October 1990 to November 1991, Mr. Bishop was the Vice-Chairman and Chief Financial Officer of Lomas Financial Corporation, a financial services company. From March 1975 to July 1990, Mr. Bishop was Chairman and Chief Executive Officer of MCorp, a bank holding company. Mr. Bishop is a director of Drew Industries, Inc., a manufacturing conglomerate. Mr. Bishop has a B.B.A. in Business and Finance from the University of Mississippi.

     Harvey B. Cash has served as a director of the Company since November 1996. Mr. Cash also serves on the Company’s Audit Committee. Mr. Cash has been a general partner of InterWest Partners, a venture capital fund, since 1985. Mr. Cash serves on the Boards of Directors of Microtune, Inc., Silicon Laboratories, I2 Technologies, Inc., Airspan Networks Inc. and Ciena Corporation. Mr. Cash has a B.S. in Electrical Engineering from Texas A&M University and an M.B.A. from Western Michigan University.

     Jeremy B. Ford has served as a director of the Company since September 2000, and as an employee since July 2002. Mr. Ford was an analyst with Salomon Smith Barney from 1997 to 1999, an analyst with Golden State Bancorp Inc. from 1999 to 2000, and an associate with Schroder Salomon Smith Barney during the summer of 2001. Mr. Ford has a B.B.A. in Finance from the University of Texas at Austin and an M.B.A. from Columbia Graduate Business School. He is the son of Gerald J. Ford, Chairman of the Board of Directors.

     Edward W. Rose, III has served as a director of the Company since March 1997. Mr. Rose also serves on the Company’s Audit and Compensation Committees. Mr. Rose served as a trustee of the Company’s predecessor from April 1992 until August 1996. Since February 1974, Mr. Rose has been the President and sole shareholder of Cardinal Investment Company, Inc., an investment firm. Mr. Rose is the Chairman of the Board of Directors of Drew Industries, Inc., a manufacturing conglomerate, and LBP Inc., formerly engaged in manufacturing home improvement products, and a director of ACE Cash Express, Inc., a check cashing company and of Osprey Holding, Inc. Mr. Rose has a B.S. in Engineering Science from the University of Texas and an M.B.A. from Harvard University. He is the father-in-law of Brandon Jones, who serves the Company as Senior Vice President of Business Development.

     Gary Shultz has served as a director of the Company since November 1996. Mr. Shultz is Vice President of Ford Diamond Corporation, an affiliate of Gerald J. Ford, Chairman of the Board of Directors. Ford Diamond Corporation is the general partner of three partnerships which hold investments in real estate, equity securities and other assets. Mr. Shultz has served as President, Chief Executive Officer and a director of Global Apparel, Inc., a private investment company since April 1986. Mr. Shultz also served as owner and a director of Kingtex, Inc., a company that owned several Burger King franchises, until its sale in 1999. Mr. Shultz has a B.B.A. in Accounting from the University of North Texas.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of all of the nominees. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If a nominee becomes unable or unwilling to serve, your Proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors, or the number of the Company’s directors will be reduced.

     The Board of Directors recommends that the stockholders vote FOR the election of each of these nominees.

PROPOSAL TWO — SELECTION OF INDEPENDENT AUDITORS

     On September 22, 2003, on the recommendation of the Audit Committee, the Board of Directors ratified the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending June 30, 2004. KPMG LLP served as the Company’s independent auditors for the fiscal year ended June 30, 2003.

Audit Fees

     During the fiscal year ended June 30, 2003, the Company paid its independent auditors, KPMG LLP, $37,000 for audit services. No fees were paid for any other services during the fiscal year ended June 30, 2003; however, the Company used KPMG LLP services to assist with due diligence on a proposed acquisition, for which the Company was billed $20,200 subsequent to June 30, 2003.

     The Company expects that representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

     The Board of Directors recommends that stockholders vote FOR the ratification of the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending June 30, 2004.

EXECUTIVE OFFICERS

     The following table provides information concerning the executive officers of the Company:

Name	Age	Position

Gerald J. Ford	59	Chairman of the Board of Directors and Director
Donald J. Edwards	37	President, Chief Executive Officer and Director
Ellen V. Billings	35	Vice President, Secretary and Treasurer

     Please see Proposal Number One for a brief biography of each of Gerald J. Ford and Donald J. Edwards.

     Ellen V. Billings has served as Vice President and Controller of the Company since May 2001. She has also served as Secretary and Treasurer of the Company since July 2001. Ms. Billings has extensive experience in the preparation of financial reports of publicly traded companies. Ms. Billings was employed by California Federal Bank as a financial analyst from August 2000 until November 2002. She also served California Federal Bank as an accountant from November 1991 through May 2000. Ms. Billings is a Certified Public Accountant, and has a B.B.A. in Accounting from Stephen F. Austin State University.

MEETINGS AND COMMITTEES OF DIRECTORS

     The Company’s Board of Directors held five meetings during the Company’s fiscal year ended June 30, 2003. No director attended fewer than 75% of the board and committee meetings held last fiscal year.

     The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Board of Directors currently has no nominating committee or other committee which performs similar functions, but intends to develop such committee within the next fiscal year. The Board of Directors as a whole currently oversees the nominating function.

     The Audit Committee reviews the results and scope of the annual audit and other services provided by the Company’s independent auditors. On July 25, 2000, the Board of Directors adopted the Audit Committee Charter, being the written charter for the Audit Committee.

     The Audit Committee met four times during the Company’s fiscal year ended June 30, 2003. The current members of the Audit Committee are Messrs. Bishop, Cash and Rose. The members of the Audit Committee are independent, as defined in Rule 303.01(B)(2)(a) and (3) of the current New York Stock Exchange Listing Requirements. If elected to serve on the Board of Directors at the Annual Meeting, Messrs. Bishop, Cash and Rose will continue to serve as the members of the Audit Committee and Mr. Rose will serve as Chairman of the Audit Committee for the Company’s fiscal year ending June 30, 2004.

     The Compensation Committee reviews and approves the salary and other compensation that the Company pays its executive officers. The Compensation Committee met once since the Company’s fiscal year ended June 30, 2003. The current members of the Compensation Committee are Messrs. Bishop, Rose and Gerald J. Ford. If elected to serve on the Board of Directors at the Annual Meeting, Messrs. Bishop, Rose and Gerald J. Ford will continue to serve as the members of the Compensation Committee and Mr. Bishop will serve as Chairman of the Compensation Committee for the Company’s fiscal year ending June 30, 2004.

     The Company’s Board of Directors is currently reviewing the composition of the Audit Committee and Compensation Committee pursuant to the newly-proposed NYSE rules regarding director independence and compensation committees. The Company may make whatsoever changes are necessary to comply with the new proposals during the next fiscal year.

INFORMATION REGARDING INDEPENDENT
AUDITORS AND RELATED MATTERS

Report of the Audit Committee

     The Audit Committee reviews and supervises the Company’s procedures for recording and reporting the financial results of its operations on behalf of the Board of Directors. The Company’s management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

     The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended June 30, 2003 and has discussed those financial statements with the Company’s management.

     The Audit Committee has also discussed with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, the judgments of the independent auditors concerning the quality of the Company’s accounting principles. The Audit Committee has discussed the matters with the independent auditors required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). In addition, the Audit Committee has received from the independent auditors the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed their independence from the Company and the Company’s management with them, including a consideration of the compatibility of nonaudit services with their independence.

     Based on the reviews and discussions described above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements for the fiscal year ended June 30, 2003 be included in the Company’s Annual Report on Form 10-K for the year then ended to be filed with the Securities and Exchange Commission.

Audit Committee:
Gene H. Bishop
Harvey B. Cash
Edward W. Rose, III

MANAGEMENT COMPENSATION

Executive Officer Compensation

     The following table sets forth information concerning the compensation for the fiscal year ended June 30, 2003 for the Company’s chief executive officer, the only executive officer who earned in excess of $100,000 for services rendered during the Company’s last fiscal year.

	Annual Compensation			Long-Term Compensation

				Awards		Payouts

					Securities	Long-Term
			Other Annual	Restricted	Underlying	Incentive
			Compensation	Stock	Options/	Plan	All Other
Name and Principal Position	Salary ($)	Bonus ($)	($)	Awards ($)	SARs (#)	Payouts ($)	Compensation ($)

Donald J. Edwards, President and Chief Executive Officer	$500,000	$216,667	$199,999	—	2,907,011	—	—

Director Compensation

     The Company currently pays each director other than Gerald J. Ford, Donald J. Edwards and Jeremy B. Ford a $900 monthly retainer and an additional $500 for each meeting of the directors or any board committee meeting attended. In addition, the Company currently reimburses each director for his travel and related expenses when attending meetings or otherwise performing services on behalf of the Company.

Option Grants in Last Fiscal Year

     The following table sets forth information regarding stock options granted by the Company to its chief executive officer during the Company’s last fiscal year. The percentage of total options set forth below is based on options to purchase an aggregate of 3,157,011 shares of common stock granted to employees in the year ended June 30, 2003. Stock options are generally granted at 100% of the fair value of the Company’s common stock as determined by the compensation committee on the date of grant. In reaching the determination of fair value at the time of each grant, the compensation committee considers a range of factors, including the Company’s current financial position, its assessment of the Company’s competitive position in its markets and prospects for the future, current valuations for comparable companies and the illiquidity of an investment in the Company’s common stock. Each of the options listed below were granted under the Company’s 2002 Long Term Incentive Plan.

Option Grants in Fiscal Year 2003
Individual Grants

Potential Realizable
	Number of	% of Total					Value at Assumed
	Securities	Options					Annual Rate of Stock
	Underlying	Granted to		Exercise			Price Appreciation for
	Options	Employees in		Price Per		Expiration	Option Term (3)
Name	Granted	Fiscal Year		Share		Date	5%		10%

Donald J. Edwards	2,573,678 (1) 333,333 (2)	81.5 10.5	% %	$ $	3.00 3.00	7/8/2012 6/30/2003	$ $	7,371,067 260,000	$ $	16,310,614 320,000

(1)	Pursuant to a Nonqualified Stock Option Agreement dated July 9, 2002, under the Liberté Investors 2002 Long Term Incentive Plan, and in accordance with the terms of his employment agreement dated July 1, 2002 (the “Employment Agreement”), the Company’s Board of Directors granted to Mr. Edwards an option to purchase 2,573,678 shares of common stock of the Company at an exercise price of $3.00 per share. A portion of Mr. Edwards’ option shares vest and become exercisable as of the first day of each month following the grant date. For all periods of time prior to the Company’s first acquisition transaction, the portion of the option that will vest and become exercisable each month will be equal to the product of the total number of shares granted under the option multiplied by 1/60. For all periods of time after the Company’s first acquisition transaction, the portion of the option that will vest and become exercisable each month will be equal to the product of the total number of shares granted multiplied by 1/40. The option expires on July 9, 2012.

(2)	In accordance with the terms and conditions of Mr. Edwards’ Employment Agreement, during the first year of his employment with the Company, the Company agreed to sell to Mr. Edwards up to 333,333 shares of its common stock, par value $0.01 per share, at a purchase price of $3.00 per share. Mr. Edwards purchased all 333,333 shares of the shares during the first year of his employment with the Company.

(3)	Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts representing hypothetical gains are those that could be achieved if options are exercised at the end of the option term. The assumed 5.0% and 10.0% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission based on a ten-year option term, and do not represent the Company’s estimate or projection of the future values of stock options or of the Company’s common stock.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth the number and value of securities underlying unexercised options held as of June 30, 2003.

Aggregate Option Exercised in Fiscal Year 2003 and
Fiscal Year-End Option Values

			Number of		Value of Unexercised
			Securities Underlying		In-the -Money
			Unexercised Options		Options at
			at June 30, 2003		June 30, 2003

	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Donald J. Edwards	333,333	$505,001	514,736	1,964,574	$3,307,434	$10,667,638

2002 Liberté Investors Inc. Long Term Incentive Plan

     On November 8, 2002, the Company’s stockholders approved the 2002 Liberté Investors Inc. Long Term Incentive Plan (the “2002 Incentive Plan”), which authorizes the granting of incentive stock options, nonqualified stock options, restricted stock and stock appreciation rights and stock based awards (collectively, the “Awards”) to the Company’s key executives, other employees, non-employee directors and consultants. The 2002 Incentive Plan authorizes the granting of Awards up to an aggregate of 6,000,000 shares, subject to adjustment upon the occurrence of specified events to prevent any dilution or expansion of the rights of participants that might otherwise result from the occurrence of such events. The Company’s Board of Directors or its designated committee determines eligibility, the type of Award granted, the term of the grant, the vesting schedule, if any, and conditions for each particular award, including the time limits for the exercise of options following certain events, such as death, disability or other termination of employment. Vesting may accelerate in specific instances. The 2002 Incentive Plan terminates on July 9, 2012.

     Awards to purchase 2,823,678 shares of the Company’s common stock were outstanding as of June 30, 2003. Awards are granted to each participant pursuant to an agreement entered into between the Company and such person.

Employment Agreement

     Mr. Edwards is employed by the Company for a five-year term as President and Chief Executive Officer pursuant to the Employment Agreement. The Employment Agreement provides for Mr. Edwards to receive an annual base salary of $500,000, plus an annual bonus to be determined by the Company’s Board of Directors. Pursuant to the Employment Agreement, the Company’s Board of Directors granted to Mr. Edwards an option to purchase 2,573,678 shares of common stock of the Company at an exercise price of $3.00 per share, subject to certain vesting terms. Also, pursuant to the Employment Agreement, during the first year of his employment with the Company, the Company agreed to sell to Mr. Edwards up to 333,333 shares of its common stock, par value $0.01 per share, at a purchase price of $3.00 per share. If the Employment Agreement is terminated by the Company without cause or by Mr. Edwards for good reason, Mr. Edwards is to receive all unpaid base salary, his accrued paid time off, a lump sum amount equal to the amount remaining under his base salary, plus an amount equal to the higher of his most recent annual bonus or target bonus agreed upon by the Board of Directors, and continuation of all medical and dental insurance benefits. The Employment Agreement requires the Company to use commercially reasonable efforts to cause the election of Mr. Edwards to the Board of Directors of the Company during any period in which he serves as an employee of the Company.

Change of Control Arrangement

     In the event the Mr. Edwards voluntarily terminates his employment other than for good reason within the 90-day period following any change of control of the Company, the Company must make a lump sum payment to Mr. Edwards equal to one year’s base salary at the rate then in effect and must maintain for one year following such termination all benefit plans, programs and arrangements in which Mr. Edwards was entitled to participate immediately prior to the date of the change of control.

Trustee Retirement Plan

     The Company’s predecessor, Liberté Investors, had a retirement plan for trustees who attained the age of 75 during their term of office or who attained the age of 65 during their term of office and had served as trustee for at least 15 years. Pursuant to this retirement plan, a retiring trustee would serve as a trustee emeritus for the year immediately after his retirement and would receive compensation equal to the other trustees for such service. For the four years immediately following service as a trustee emeritus, Liberté Investors would pay the retired trustee an annual retirement benefit of $18,000. The Company assumed the obligations of Liberté Investors under this retirement plan. The Company had accrued as the sole liability under this plan $72,000 in retirement benefits payable to Mr. Bishop upon his retirement. In 1997, the Company’s Board of Directors terminated this plan and set aside $72,000 for the benefit of Mr. Bishop, with interest to accrue thereon at the rate of 6% per annum until paid to Mr. Bishop. The Company paid $97,231 to Mr. Bishop in January 2003, in complete fulfillment of its obligation under the plan. The Company has no remaining obligations under the plan.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

     The goals of the Company’s compensation program have been to compensate the Company’s executive officers and employees in a manner that advances the Company toward its overall business objectives, to foster teamwork and to enable the Company to attract, retain and reward employees who contribute to the Company’s long-term success.

     The Compensation Committee periodically reviews the Company’s compensation policy and any changes to the current level of compensation of the chief executive officer are at the discretion of the Compensation Committee. Mr. Edwards’ compensation for the last fiscal year was determined in accordance with his Employment Agreement with the Company.

Compensation Committee:
Gene H. Bishop
Edward W. Rose, III
Gerald J. Ford

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

     The Compensation Committee of the Company for the Company’s fiscal year ended June 30, 2003 consisted of Messrs. Bishop, Rose and Gerald J. Ford, none of whom was a salaried employee of the Company or any of its subsidiaries during such year. During the Company’s last fiscal year, Gerald J. Ford served as an officer of the Company in his capacity as Chairman of the Board of Directors. The Compensation Committee reviewed and approved the salary and other compensation that the Company paid to its chief executive officer.

PERFORMANCE GRAPH

     The Performance Graph shown below was prepared by the Company for use in this Proxy Statement. Historic stock price performance is not necessarily indicative of future stock performance. The graph was prepared based upon the following assumptions:

1.	On June 30, 1998, $100 was invested in common stock of the Company, the Blank Check Company Index compiled by Research Data Group (the “Peer Group”) and the New York Stock Exchange Market Value Index. When this performance graph was prepared, the Peer Group was composed of companies included in SIC Code 6770 (Blank Check Companies).

2.	Dividends are reinvested on the ex-dividend dates.

     The chart above was plotted using the following data:

	June 30,	June 30,	June 30,	June 29,	June 28,	June 30,
	1998	1999	2000	2001	2002	2003

Liberté Investors Inc.	$100.00	$93.24	$89.30	$122.48	$113.09	$157.46
New York Stock Exchange	100.00	111.99	111.09	107.44	92.11	89.90
Peer Group	100.00	95.02	138.11	184.49	200.61	197.37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of September 23, 2003 by (i) each person known by the Company to be the beneficial owner of 5% or more of the outstanding shares of common stock, (ii) the chief executive officer of the Company, (iii) each director of the Company, and (iv) all executive officers and directors of the Company as a group. Except as indicated in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

	Shares		Percentage
	Beneficially		Beneficially
Beneficial Owner	Owned (1)		Owned (1)

Gerald J. Ford Hunter’s Glen/Ford, Ltd. 200 Crescent Court, Suite 1350, Dallas, Texas 75201	9,362,739	(2)	45.47%
Donald J. Edwards	942,437	(3)	4.45%
Gene H. Bishop	219,000	(4)	1.06%
Harvey B. Cash	0		N/A
Jeremy B. Ford	596,500		2.90%
Edward W. Rose, III	972,114	(5)	4.72%
Gary Shultz	10,000		*
Ellen V. Billings	1,316		*
All executive officers and directors as a group (8 persons)	11,507,606		55.89%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or disposition power with respect to securities. All shares indicated as beneficially owned are of the Company’s common stock.

(2)	Includes 8,002,439 shares owned through Hunter’s Glen/Ford Ltd. (“Hunter’s Glen”); 763,800 shares owned through Turtle Creek Revocable Trust (“Turtle Creek Trust”); and 596,500 shares owned by Jeremy B. Ford, Mr. Ford’s son. Because Mr. Ford is one of two general partners of Hunter’s Glen, and the sole shareholder of Ford Diamond Corporation, a Texas corporation and the other general partner of Hunter’s Glen, Mr. Ford is considered the beneficial owner of the shares that Hunter’s Glen owns. Since Mr. Ford is trustee of Turtle Creek Trust, Mr. Ford is considered the beneficial owner of the shares that Turtle Creek Trust owns.

(3)	Includes 333,333 shares owned by Mr. Edwards directly, and 609,104 shares under vested stock options awarded pursuant to the Company’s 2002 Long Term Incentive Plan.

(4)	Includes 200,000 shares held by Mr. Bishop directly; 8,500 shares held by Mr. Bishop as trustee of the JHB 1994 Trust, a trust created for the benefit of Mr. Bishop’s son; 5,200 shares held by John Hulen Bishop, Mr. Bishop’s son; and 5,300 shares held by Kathryne Martin Morris, Mr. Bishop’s step-daughter.

(5)	Willowwood Partners, L.P. (“Willowwood”) owns 952,114 shares. Because Mr. Rose is the owner of Cardinal Portfolios Company, the general partner of Willowwood, he is also considered the beneficial owner of the shares that Willowwood owns. Willowwood and Mr. Rose share voting and investment power over the 952,114 shares. Trusts established for the benefit of Mr. Rose and his descendants own 20,000 shares. As the investment trustee and beneficiary under such trusts, Mr. Rose is considered the beneficial owner of the 20,000 shares that such trusts own. Mr. Rose possesses sole voting and investment power over the 20,000 shares owned by such trusts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Hunter’s Glen and the Company have entered into a Registration Rights Agreement dated August 16, 1996, pursuant to which Hunter’s Glen and certain subsequent holders of the shares of common stock (the “Hunter’s Glen Shares”) were granted certain registration rights with respect to their shares until (i) such shares have been sold pursuant to a resale registration statement filed with the SEC, (ii) such shares have been sold under the safe-harbor provision of Rule 144 under the Securities Act of 1933, as amended, or (iii) such shares have been otherwise transferred and the Company has issued new stock certificates representing such shares without a legend restricting further transfer. The holders of not less than 20% of the Hunter’s Glen Shares may require the Company to file a shelf registration statement registering their sale of such shares. The Company will be required to maintain the effectiveness of such registration statement for two years. In addition, the holders of not less than 20% of the Hunter’s Glen Shares may make two demands upon the Company to register their sale of such shares in underwritten offerings, provided that the shares to be sold have a fair market value in excess of $5.0 million. Finally, the holders of the Hunter’s Glen Shares may require the Company to register the sale of their shares if the Company proposes to file a registration statement under the Securities Act of 1933 for its account or the account of its security holders, other than a registration statement concerning a business combination, an exchange of securities or an employee benefit plan. The holders of these registration rights may exercise them at any time until the holders of such shares own an aggregate of less than 5% of the outstanding shares of common stock and are no longer affiliates of the Company under the United States federal securities laws. The Company will bear all of the expenses of these registrations, except any underwriters’ commissions, discounts and fees and the fees and expenses of any legal counsel to the holders of the Hunter’s Glen Shares. Hunter’s Glen owns 8,002,439 shares of common stock. Because Gerald J. Ford is one of two general partners of Hunter’s Glen and the sole shareholder of Ford Diamond Corporation, the other general partner of Hunter’s Glen, he is considered the beneficial owner of the shares of common stock that Hunter’s Glen owns.

     Jeremy B. Ford, a director of the Company, is the son of Gerald J. Ford, the Chairman of the Board of Directors of the Company. Jeremy B. Ford is also an employee of the Company. For the fiscal year ended June 30, 2003, Jeremy B. Ford’s annual salary was $100,000, with a bonus of $30,000.

     Brandon L. Jones is the Company’s Senior Vice President of Business Development and is the son-in-law of Edward W. Rose, III, a director of the Company. For the fiscal year ended June 30, 2003, Mr. Jones’ annual salary was $200,000, with a bonus of $60,000. On December 1, 2002, pursuant to the Liberté Investors 2002 Long Term Incentive Plan, the Company granted Mr. Jones an option to purchase 250,000 shares of common stock of the Company at a strike price of $3.00 per share.

DIRECTOR AND OFFICER INDEMNIFICATION

     The Company has entered into indemnification agreements with each of its directors and its executive officers pursuant to which the Company has agreed to indemnify the director or executive officer to the fullest extent permitted by law, and to advance expenses, if the director or executive officer becomes a party to, or witness or other participant in, any threatened, pending or completed action, suit or proceeding by reason of any occurrence related to the fact that such person is or was a director, officer, agent or fiduciary of the Company or a subsidiary of the Company, or another entity at the Company’s request, unless a reviewing party (either outside counsel or a committee of the Board of Directors) determines that the person would not be entitled to indemnification under applicable law. In addition, if a change in control or a potential change in control of the Company occurs and if the person indemnified so requests, the Company will establish a trust for the benefit of the indemnitee and fund the trust in an amount sufficient to satisfy all expenses reasonably anticipated at the time of the request to be incurred in connection with any claim relating to an indemnifiable event. The reviewing party will determine the amount to be deposited in the trust. An indemnitee’s rights under the indemnification agreements are not exclusive of any other rights under the Company’s Certificate of Incorporation or Bylaws or applicable law.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and beneficial owners of more than 10% of its shares of common stock to file with the SEC and the New York Stock Exchange initial reports of ownership of shares of common stock and reports of changes in ownership. The SEC’s rules also require such persons to furnish the Company with copies of all Section 16(a) reports that they file. To the Company’s knowledge, based solely upon a review of the copies of such reports furnished to the Company by its directors, executive officers and beneficial owners of more than 10% of its shares of common stock, and written representations that no other reports were required with respect to the fiscal year ended June 30, 2003, the Company believes that all persons required to comply with Section 16(a) complied with all applicable Section 16(a) filing requirements for such year.

ADDITIONAL INFORMATION

Stockholder Proposals

     Any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at the Company’s 2004 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company at 200 Crescent Court, Suite 1365, Dallas, Texas 75201, so that the Secretary receives it no later than June 5, 2004. Unless a stockholder who wishes to bring a matter before the stockholders at the Company’s 2003 Annual Meeting of Stockholders notifies the Company of such matter prior to August 20, 2003, the matter will be considered untimely, and the persons named on the proxy will have discretionary voting authority on the matter.

Information to Stockholders

     Any stockholder, upon written request made to the Company’s Secretary, at 200 Crescent Court, Suite 1365, Dallas, Texas 75201, will be provided, without charge, a copy of the Company’s annual report on Form 10-K (including the financial statements, financial statement schedules and a list briefly describing all exhibits) for the Company’s fiscal year ended June 30, 2003.

Annual Report

     The Company’s annual report to stockholders for the fiscal year ended June 30, 2003, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy solicitation material.

By Order of the Board of Directors,

/s/ Ellen V. Billings

Ellen V. Billings Vice President, Secretary and Treasurer
Dallas, Texas October 4, 2003

LIBERTÉ INVESTORS INC.

Proxy Solicited on Behalf of the Board of Directors of
the Company for the Annual Meeting, November 6, 2003

You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations which are FOR the election of the named nominees as directors and FOR Proposal 2. The Proxies cannot vote your shares unless you sign and return this card. This Proxy may be revoked in writing at any time prior to the voting thereof

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

LIBERTÉ INVESTORS INC.

P R O X Y

BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
AT 10:30 AM, THURSDAY, NOVEMBER 6, 2003
CRESCENT CLUB, 200 CRESCENT COURT, 17TH FLOOR, DALLAS, TX 75201

     The undersigned hereby constitutes and appoints each of Gerald J. Ford and Ellen V. Billings his or her true and lawful agents and proxies with full power of substitution in each to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of Liberté Investors Inc. held of record by the undersigned on the record date, at the Annual Meeting of Stockholders of Liberté Investors Inc. to be held at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, TX 75201, on November 6, 2003, at 10:30 a.m. local time, and at any adjournment or postponement thereof, on all matters coming before said meeting.

     ELECTION OF DIRECTORS: To elect each of Messrs. Gene H. Bishop, Harvey B. Cash, Donald J. Edwards, Jeremy B. Ford, Gerald J. Ford, Edward W. Rose, III and Gary Shultz to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier death, resignation or removal from office.

     The Board of Directors recommends a vote FOR the election of all nominees for director and FOR Proposal 2.

(SEE REVERSE SIDE)	LIBERTÉ INVESTORS INC. P.O. BOX 11150 NEW YORK, N.Y. 10203-0150

LIBERTÉ INVESTORS INC.

THIS IS YOUR PROXY

Dear Stockholder:

Your Proxy is being solicited by the Board of Directors of Liberté Investors Inc. for the Annual Meeting of Stockholders to be held on November 6, 2003, at 10:30 a.m. local time, at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas 75201.

Enclosed with this Proxy is a Proxy Statement containing important information about the matters that you are being asked to approve.

Your vote is important. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly returning your completed Proxy card prior to the Annual Meeting.

Please mark the boxes on the Proxy card below to indicate how your shares are to be voted, then sign the card, detach it and return your Proxy card in the enclosed envelope.

Thank you in advance for your prompt consideration of these matters.

DETACH PROXY CARD HERE

o	o

☒
☐	Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope	Votes MUST be indicated in Black or Blue ink.

1. ELECTION OF DIRECTORS (Proposal No. 1)	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.	☐	*EXCEPTIONS	☐

Nominees: Messrs. Gene H. Bishop, Harvey B. Cash, Donald J. Edwards, Jeremy B. Ford, Gerald J. Ford, Edward W. Rose, III and Gary Shultz

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).

*Exceptions

2. To ratify the election of KPMG LLP as independent auditors for the Company for the fiscal year ending June 30, 2004 (Proposal No. 2)

FOR ☐ AGAINST ☐ ABSTAIN ☐

To change your address, please mark this box ☐
To include any comments, please mark this box ☐

Joint owners must each sign. Please sign your name(s) EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title (PLEASE SIGN, DATE AND MAIL TODAY).

Date                   , 2003

    Share Owner sign here

    Co-Owner sign here